Exhibit 99.1

Sonoco Completes Strategic Review, Announces Agreement to Sell

Thermoformed & Flexibles Packaging (TFP) Business to TOPPAN Holdings Inc.

HARTSVILLE, S.C. December 18, 2024 – Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), a global leader in high-value sustainable packaging, today announced it has entered into an agreement to sell its Thermoformed and Flexibles Packaging business (“TFP”) to TOPPAN Holdings Inc. (“Toppan”) for approximately $1.8 billion on a cash-free and debt-free basis and subject to customary adjustments (the “Transaction”).

The Transaction, which reflects the completion of the previously announced strategic review of Sonoco’s TFP business, is subject to customary closing conditions, including regulatory approvals, and is expected to close in the first half of 2025. Net proceeds from the transaction are expected to be used to repay existing debt.

“The decision to sell our TFP business accelerates our portfolio simplification strategy, streamlines our organizational structure, and enables more focused capital investments in our remaining industrial paper and consumer packaging businesses,” said Howard Coker, Sonoco’s President and Chief Executive Officer. “TFP is a great business with leadership positions in its served markets. We greatly value TFP’s tenured history as part of the Sonoco family, and I am personally proud of their long-standing commitment to serve our customers with both innovative and high quality packaging products. We will work closely with Toppan to ensure a successful transition for our employees, customers, and suppliers and wish the entire team all the best in the future.”

Goldman Sachs & Co. LLC is acting as lead financial advisor to Sonoco. RBC Capital Markets, LLC is also acting as financial advisor to Sonoco. Freshfields LLP is acting as Sonoco’s legal advisor. Houlihan Lokey is acting as lead financial advisor to Toppan. Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. is also acting as financial advisor to Toppan. Morrison & Foerster LLP is acting as Toppan’s legal advisor.

About Sonoco:

With net sales of approximately $6.8 billion in 2023, Sonoco has approximately 22,000 employees working in more than 300 operations around the world, serving some of the world’s best-known brands. With our corporate purpose of Better Packaging. Better Life., Sonoco is committed to creating sustainable products and a better world for our customers, employees, and communities. Sonoco was named one of America’s Most Responsible Companies by Newsweek. For more information on the Company, visit our website at www.sonoco.com.

Forward-Looking Statements

Certain statements made in this communication are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “accelerate,” “committed,” “enable,” “ensure,” “expect,” “future,” “will,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements in this communication include, but are not limited to, the Company’s pending Transaction and the anticipated timing thereof; the anticipated effects of the divestiture on the Company’s portfolio simplification strategy, streamlining of the Company’s organizational structure, and capital investments in the Company’s remaining businesses; and the Company’s expected use of the net proceeds of the divestiture.

These forward-looking statements are made based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning the Company’s future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. Risks and uncertainties include, among other things, risks related to the pending Transaction, including that such Transaction will not be completed on the timing or terms the Company anticipates, or at all; the ability to receive regulatory approvals for the Transaction in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the Transaction; the Company’s ability to realize anticipated benefits of the Transaction, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the announcement or consummation of the Transaction on relationships with employees, clients and other third parties; the Company’s ability to execute on its strategy, including with respect to portfolio simplification, organizational streamlining, and capital investments, and achieve the benefits it expects therefrom; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors”. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

Contact Information

Investors

Lisa Weeks

Vice President of Investor Relations & Communications

lisa.weeks@sonoco.com

843-383-7524